Exhibit 10.1

SIXTH AMENDMENT

TO

THIRD AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

GGP LIMITED PARTNERSHIP

November 12, 2013

TABLE OF CONTENTS

		Page

SECTION 1.	DEFINED TERMS	1

SECTION 2.	DISTRIBUTIONS WITH RESPECT TO UNITS	6

SECTION 3.	DISTRIBUTION ON DISSOLUTION	7

SECTION 4.	ALLOCATIONS	7

SECTION 5.	ISSUANCE OF LTIP UNITS	14

SECTION 6.	MISCELLANEOUS	14

SCHEDULE H

EXHIBIT X

EXHIBIT Y

EXHIBIT Z

i

THIS SIXTH AMENDMENT (this “Amendment”) is made and entered into as of November 12, 2013, by and among the undersigned parties.

W I T N E S S E T H:

WHEREAS, GGP Limited Partnership (the “Partnership”), a Delaware limited partnership, exists pursuant to that certain Third Amended and Restated Agreement of Limited Partnership dated as of November 9, 2010, as amended (the “Partnership Agreement”), and the Delaware Revised Uniform Limited Partnership Act;

WHEREAS, GGP, Inc., a Delaware corporation is the sole general partner of the Partnership (the “General Partner”);

WHEREAS, pursuant to the General Growth Properties, Inc. 2010 Equity Incentive Plan and/or one or more successor or additional equity incentive plans or programs that General Growth Properties, Inc., a Delaware corporation (the “Company”), or the Partnership may adopt after the date hereof, as amended (each individually and all of them collectively, as the context requires, the “Plan”), the Company resolved to grant to executives of the Company and its subsidiaries, including the Partnership, Other Stock-Based Awards (as defined in the Plan) which may include the issuance to such executives of a partnership interest having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein, such partnership interest to be expressed as a number of partnership units to be referred to as Long Term Incentive Plan Units (“LTIP Units”).

WHEREAS, as provided in this Amendment, LTIP Units can be issued in multiple series and initially will be issued in two different series: “Appreciation Only Long Term Incentive Plan Units” (“AO LTIP Units”) and “Full Value Long Term Incentive Plan Units” (“FV LTIP Units”).

NOW, THEREFORE, the General Partner and the Majority-in-Interest of the Limited Partners have set forth in this Amendment the following description of the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion of LTIP Units, consisting of two series which shall be referred to as AO LTIP Units and FV LTIP Units.

SECTION 1.                                                 DEFINED TERMS

Capitalized terms used but not defined herein shall have the definitions assigned to such terms in the Partnership Agreement.  If the same term is defined both herein and in the Partnership Agreement, the definition herein shall supersede and replace in its entirety the definition set forth in the Partnership Agreement. The following defined terms used in this Amendment shall have the meanings specified below:

“AO LTIP Unit” shall mean a Unit which is designated as an Appreciation Only LTIP Unit in the relevant Vesting Agreement or other documentation pursuant to which such LTIP Unit is granted or issued, having the rights, powers, privileges, restrictions, qualifications and limitations set forth in Schedule H hereto or in this Amendment in respect of the Holder, as well as the relevant Vesting Agreement or other documentation pursuant to which such AO LTIP Unit is granted or issued.

“AO LTIP Fraction” shall mean, with respect to an AO LTIP Unit that is issued, the fraction designated in the relevant Vesting Agreement or other documentation pursuant to which such AO LTIP Unit is granted as the AO LTIP Fraction for such AO LTIP Unit.

“Book-Up Target” for an LTIP Unit shall mean (i) initially, the Common Unit Economic Balance as determined on the date such LTIP Unit was granted assuming the Gross Asset Values of the Partnership’s assets are adjusted pursuant to subsection (b) of the definition of Gross Asset Value at such time, and (ii) thereafter, as of any determination date, the remaining amount required to be allocated to such LTIP Unit for the Economic Capital Account Balance, to the extent attributable to such LTIP Unit, to be equal to the Common Unit Economic Balance as of such date.  Notwithstanding the foregoing, the Book-Up Target shall be zero for any LTIP Unit for which the Economic Capital Account Balance attributable to such LTIP Unit has at any time reached an amount equal to the Common Unit Economic Balance determined as of such time.

“Common Unit” shall mean all Units other than Preferred Units and LTIP Units.

“Common Unit Economic Balance” shall mean (i) the Capital Account balance of the Company Group, plus the amount of the Company Group’s share of any Minimum Gain Attributable to Partner Nonrecourse Debt or Partnership Minimum Gain, in either case to the extent attributable to the Company Group’s ownership of Common Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under Exhibit B to the Partnership Agreement, divided by (ii) the number of the Company Group’s Common Units.

“Common Unitholder” shall mean any Person that holds Common Units and is named as a Partner in Exhibit A to the Partnership Agreement, as such Exhibit may be amended from time to time, to the extent applicable to the holding of such Common Units.

“Company Group” shall mean the Company and its direct or indirect subsidiaries.

“Economic Capital Account Balance” with respect to a Partner shall mean an amount equal to its Capital Account balance, plus the amount of its share of any Minimum Gain Attributable to Partner Nonrecourse Debt or Partnership Minimum Gain.

“Eligible AO LTIP Unit” shall mean, as of the date any Liquidating Gain is being allocated, an AO LTIP Unit if the Common Unit Economic Balance as of such date (taking into account allocations to be made on such date) exceeds the Common Unit Economic Balance as of the date of issuance of the AO LTIP Unit, as adjusted for any LTIP Unit Adjustment Events, as defined in Schedule H.

“Eligible FV LTIP Unit” shall mean a FV LTIP Unit that has a Book-Up Target of zero (0).

“FV LTIP Unit” shall mean a Partnership Unit which is designated as a Full Value LTIP Unit in the relevant Vesting Agreement or other documentation pursuant to which such LTIP Unit is granted or issued, having the rights, powers, privileges, restrictions, qualifications and limitations set forth in Schedule H hereto or in this Amendment in respect of the Holder, as well as the relevant Vesting Agreement or other documentation pursuant to which such FV LTIP Unit is granted or issued.

“FV LTIP Fraction” shall mean, with respect to an FV LTIP Unit that is issued, one (1) unless a fraction is specifically designated in the relevant Vesting Agreement or other documentation pursuant to which such FV LTIP Unit is granted as the FV LTIP Fraction for such FV LTIP Unit.

“FV LTIP Full Participation Date” shall mean, for an FV LTIP Unit that is issued, such date as is specified in the relevant Vesting Agreement or other documentation pursuant to which such FV LTIP Unit is granted as the FV LTIP Full Participation Date for such LTIP Unit or, if no such date is so specified, the date of issuance of such FV LTIP Unit.

“Gross Asset Value” shall mean, with respect to any asset of the Partnership, such asset’s adjusted basis for federal income tax purposes except as follows:

(a)                                 the initial Gross Asset Value of (i) the assets contributed by each Partner to the Partnership prior to the date hereof is the gross fair market value of such contributed assets as indicated in the books and records of the Partnership as of the date hereof, and (ii) any asset hereafter contributed by a Partner, other than money, is the gross fair market value thereof as reasonably determined by the General Partner using such reasonable method of valuation as the General Partner may adopt; provided that the gross fair market value of any such assets hereafter contributed by the General Partner shall be the Acquisition Cost thereof (without reduction for any borrowings incurred by the General Partner in connection with the acquisition of such assets and assumed by the Partnership or, if such assumption was not possible, with respect to which borrowings the Partnership obligates itself to make payments to the General Partner in a like amount and on like terms);

(b)                                 if the General Partner reasonably determines that an adjustment is necessary or appropriate to reflect the relative economic interests of the Partners, the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the General Partner, as of the following times:

(i)                                     a Capital Contribution (other than a de minimis Capital Contribution) to the Partnership by a new or existing Partner as consideration for Units;

(ii)                                  the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for the redemption of Units;

(iii)                               the liquidation of the Partnership within the meaning of section 1.704-1(b)(2)(ii) (g) of the Regulations; and

(iv)                              the issuance of any interests in the Partnership as consideration for the provision of services to or for the benefit of the Partnership;

(c)                                  the Gross Asset Values of Partnership assets distributed to any Partner shall be the gross fair market values of such assets (taking Section 7701(g) of the Code into account) as reasonably determined by the General Partner as of the date of distribution; and

(d)                                 the Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations (See Exhibit B); provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph to the extent that the General Partner reasonably determines that an adjustment pursuant to paragraph (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).

At all times, Gross Asset Values shall be adjusted by any Depreciation taken into account with respect to the Partnership’s assets for purposes of computing Net Income and Net Loss.  Any adjustment to the Gross Asset Values of Partnership property shall require an adjustment to the Partners’ Capital Accounts; as for the manner in which such adjustments are allocated to the Capital  Accounts, see paragraph (c) of the definition of Net Income and Net Loss in the case of adjustment by Depreciation, and paragraph (d) of said definition in all other cases.

“Holder” shall mean either a Partner or a permitted assignee or transferee owning a Unit.

“Liquidating Gains” shall mean any Net Income realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including upon the occurrence of any event of liquidation of the Partnership), including but not limited to Net Income realized in connection with an adjustment to the book value of Partnership assets under clause (b) of the definition of Gross Asset Value.

“Liquidating Losses” shall mean any Net Loss realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including upon the occurrence of any event of liquidation of the Partnership), including but not limited to Net Loss realized in connection with an adjustment to the book value of Partnership assets under clause (b) of the definition of Gross Asset Value.

“LTIP Unit” shall mean any AO LTIP Units, FV LTIP Units or other class or series of Partnership Units issued in accordance with Section 8.5 that is designated as “LTIP Units,” in each case having the rights, powers, privileges, restrictions, qualifications and limitations set forth in Schedule H hereto or in this Amendment in respect of the LTIP Unit Limited Partner, as well as the relevant Vesting Agreement or other documentation pursuant to which such LTIP Unit is granted or issued.

“LTIP Unit Limited Partner” shall mean any Person that holds LTIP Units or Common Units resulting from a conversion of LTIP Units and is named as an LTIP Unit Limited Partner in Exhibit A to the Partnership Agreement, as such Exhibit may be amended from time to time, to the extent applicable to the holding of such LTIP Units.

“Majority-in-Interest of the Limited Partners” shall mean Limited Partner(s) (or specified group of Limited Partners) who hold in the aggregate more than fifty percent (50%) of the Percentage Interests then allocable to and held by the Limited Partners (or such specified group of Limited Partners), as a class (excluding any Units held by the General Partner, the Affiliate Limited Partner or any other Affiliate of the General Partner other than the Limited Partners as at April 1, 1998, their Affiliates and their successors and assigns, who shall not be excluded).  In addition, Common Units that result from a conversion of LTIP Units and that are held by an officer, director or employee of the Partnership, the General Partner, the Public REIT or any Affiliate of any of the foregoing shall be excluded.

“New Securities” shall mean any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase REIT Shares or other shares of capital stock of the Public REIT.

“Operating Income” shall mean Net Income determined without taking into account any Liquidating Gains and Liquidating Losses.

“Operating Loss” shall mean Net Loss determined without taking into account any Liquidating Gains and Liquidating Losses.

“Percentage Interest” with respect to a Partner shall mean the fraction, expressed as a percentage, the numerator of which is the sum of such Partner’s Common Units, FV LTIP Units and AO LTIP Units, and the denominator of which is the sum of the total number of Common Units, FV LTIP Units and AO LTIP Units issued and outstanding at such time; provided that (i) each AO LTIP Unit prior to conversion into a Common Unit shall be treated as a fraction of an LTIP Unit equal to the AO LTIP Fraction for that AO LTIP Unit for purposes of both the numerator and denominator, and (ii) prior to the earlier to occur of (A) the FV LTIP Full Participation Date of an FV LTIP Unit or (B) the date of conversion of an FV LTIP Unit into a Common Unit, each FV LTIP Unit  shall be treated as a fraction of an LTIP Unit equal to the FV LTIP Fraction for that FV LTIP Unit for purposes of both the numerator and denominator.  Any holder of Preferred Units shall have a 0% Percentage Interest in respect to such Preferred Units.  The Percentage Interest of each Partner is set forth opposite its name on Exhibit A to the Partnership Agreement.

“REIT Share” shall mean a share of common stock of the Public REIT.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Units” shall mean the partnership units in the Partnership established and issued from time to time in accordance with the terms hereof, including without limitation Common Units, Series B Preferred Units, Series D Preferred Units, Series E Preferred Units, Series F Preferred Units, Series G Preferred Units, Series I Preferred Units and LTIP Units.  The number and designation of all Units held by each Partner is set forth opposite such Partner’s name on Exhibit A.

“Unvested LTIP Units” shall have the meaning set forth in Section 1.2 of Schedule H hereto.

“Vested LTIP Units” shall have the meaning set forth in Section 1.2 of Schedule H hereto.

“Vesting Agreement” shall have the meaning set forth in Section 1.2 of Schedule H hereto.

SECTION 2.                                                 DISTRIBUTIONS WITH RESPECT TO UNITS.

2.1                               Section 5.2 of the Partnership Agreement shall be retitled “Distributions With Respect to Common Units and LTIP Units” and Section 5.2(a) shall be amended to read as follows:

“(a)                           Subject to the terms of the Preferred Units and after giving effect to the same, the General Partner shall, from time to time as determined by the General Partner (but in any event not less frequently than quarterly), cause the Partnership to distribute all or a portion of the remaining Net Operating Cash Flow to the holders of Common Units, FV LTIP Units and AO LTIP Units on the relevant Partnership Record Date in such amounts as the General Partner shall determine; provided however, that all distributions of Net Operating Cash Flow shall be made pro rata in accordance with the Partners’ then Percentage Interests.  Notwithstanding the foregoing, distributions of Net Sales Proceeds and Net Financing Proceeds to a Partner in respect of an AO LTIP Unit shall not exceed the amount of net gain previously allocated or allocable in respect of such Unit with respect to the asset or assets disposed of or that are subject to the applicable financing.  Amounts that otherwise would have been distributed to an AO LTIP Unit but for the preceding sentence shall be distributed to the Partners in accordance with their Percentage Interests, except that for this purpose all AO LTIP Units that are not eligible to participate in the distribution as a result of the preceding sentence shall be excluded from both the numerator and denominator in calculating Percentage Interests.  Notwithstanding anything to the contrary contained herein, the General Partner shall use its best efforts to cause the Partnership to distribute sufficient amounts to enable the REIT Entities to pay shareholder dividends that will (i) satisfy the requirements for qualifying as a REIT under the Code and Regulations (“REIT Requirements”), and (ii) avoid any federal income or excise tax liability of the REIT Entities.”

SECTION 3.                                                 DISTRIBUTIONS ON DISSOLUTION.

3.1                               Section 7.2(e) of the Partnership Agreement shall be amended to read as follows:

“(e)                            To the Partners holding Common Units or LTIP Units in proportion to the Common Units and LTIP Units held by each such Partner.  Notwithstanding anything to the contrary in this Section 7.2(e)  or elsewhere in this Agreement, (i) distributions to a Partner in respect of a FV LTIP Unit or an AO LTIP Unit shall be limited to the Partner’s Economic Capital Account Balance attributable to such Unit as of the date of liquidation (and after taking into account any allocations pursuant to the liquidation) and (ii) amounts that otherwise would have been distributed to such LTIP Units shall be distributed to the Partners holding Common Units or LTIP Units in proportion to the Common Units and LTIP Units held by them (excluding for this purpose all LTIP Units that are not eligible to participate in any further distributions as a result of the foregoing clause (i) of this Section 7.2(e)).”

SECTION 4.                                                 ALLOCATIONS.

4.1                               Paragraphs 1- 4 of Section 1(a) of Exhibit B to the Partnership Agreement shall be amended to read as follows:

“Net Income.  Except as otherwise provided herein, Operating Income and Liquidating Gain of the Partnership for each fiscal year or other applicable period shall be allocated as follows:

1.                                      First, Operating Income and Liquidating Gain shall be allocated to the General Partner to the extent the cumulative Operating Loss and Liquidating Loss allocated to the General Partner under subparagraph (b)(5) below exceeds the cumulative Operating Income and Liquidating Gain allocated to the General Partner under this subparagraph (a)(1), provided that the allocation under this subparagraph shall first be made out of Operating Income to the extent of available Operating Income as of the time any allocation is being made, and thereafter to the extent of any available Liquidating Gain as of such time;

2.                                      Second, Operating Income and Liquidating Gain shall be allocated to each Partner in proportion to and to the extent of the amount by which the cumulative Operating Loss and Liquidating Loss allocated to such Partner under subparagraph (b)(4) exceeds the cumulative Operating Income and Liquidating Gain allocated to such Partner under this subparagraph (a)(2), provided that the allocation under this subparagraph shall first be made out of Operating Income to the extent of available Operating Income as of the time any allocation is being made, and thereafter to the extent of any available Liquidating Gain as of such time;

3.                                      Third, Operating Income and Liquidating Gain shall be allocated to the General Partner until the cumulative Operating Income and Liquidating Gain allocated to the General Partner equals the cumulative Operating Loss and Liquidating Loss allocated to the General Partner under subparagraph (b)(3), provided that the allocation under this subparagraph shall first be made out of Operating Income to the extent of available Operating Income as of the time any allocation is being made, and thereafter to the extent of any available Liquidating Gain as of such time;

4.                                      Fourth, Operating Income shall be allocated to each holder of Preferred Units other than the Series D Preferred Units to the extent of and in proportion to the excess of (I) the cumulative amount of distributions made in respect of such Preferred Units, reduced by in the case of the Series B Preferred Units the cumulative Common Unit Reallocated Amounts, and increased by in the case of the Series B Preferred Units the cumulative Series B Preferred Unit Reallocated Amounts, pursuant to the provisos below, over (II) the cumulative amount of Operating Income allocated to each holder of Preferred Units pursuant to this subparagraph (a)(4) and subparagraph (a)(6) for such period and all prior periods reduced by the cumulative amount of Operating Loss and Liquidating Loss allocated to such holder of Preferred Units pursuant to subparagraph (b)(2) below for all prior periods; provided, however, that in the event the cumulative Operating Income allocable to the holders of the Common Units and holders of LTIP Units pursuant to this subparagraph (a)(4) and subparagraph (a)(6) below for such period and all prior periods (before application of this proviso for such period) exceeds the cumulative distributions made to the holders of Common Units and holders of LTIP Units with respect to such Units for such period and all prior periods, the Series B Preferred Unit Reallocated Amount shall be reallocated pro rata to the holders of Series B Preferred Units;”

4.2                               Exhibit B to the Partnership Agreement shall be amended by redesignating paragraph 5 of Section 1(a) thereof as paragraph 6 and inserting the following as new paragraph 5 of Section 1(a):

“5.                                (i)  Liquidating Gains shall first be allocated to the Partners holding FV LTIP Units until the Economic Capital Account Balances of such Partners, to the extent attributable to their ownership of FV LTIP Units, are equal to (1) the Common Unit Economic Balance, multiplied by (2) the number of their FV LTIP Units (with respect to each Partner holding FV LTIP Units, the “Target Balance”).  For the avoidance of doubt, Liquidating Gains allocated with respect to a FV LTIP Unit pursuant to this subparagraph shall reduce (but not below zero) the Book-Up Target for such FV LTIP Unit.  Any such allocations shall be made among the holders of FV LTIP Units in proportion to the aggregate amounts required to be allocated to each under this subparagraph.

(ii)                                  Liquidating Gain allocated to a Partner under this subparagraph will be attributed to specific FV LTIP Units of such Partner for purposes of determining (1) allocations under this Exhibit B, (2) the effect of the forfeiture or conversion of specific LTIP Units on such Partner’s Capital Account and (3) the ability of such Partner to convert specific LTIP Units into Common Units.  Such Liquidating Gain will generally be attributed in the following order:  (1) first, to Vested FV LTIP Units held for more than two years, (2) second, to Vested FV LTIP Units held for two years or less, (3) third, to Unvested FV LTIP Units that have remaining vesting conditions that only require continued employment or service to the Company, the Partnership, the General Partner or an Affiliate of either for a certain period of time (with such Liquidating Gains being attributed in order of vesting from soonest vesting to latest vesting), and (4) fourth, to other Unvested FV LTIP Units (with such Liquidating Gains being attributed in order of issuance from earliest issued to latest issued).  Within each category, Liquidating Gain will be allocated seriatim (i.e., entirely to the first unit in a set, then entirely to the next unit in the set, and so on, until a full allocation is made to the last unit in the set) in the order of smallest Book-Up Target to largest Book-Up Target.

(iii)                               After giving effect to the special allocations set forth above, if, due to distributions with respect to Common Units in which the FV LTIP Units do not participate, forfeitures or otherwise, the Economic Capital Account Balance of any Partner attributable to such Partner’s FV LTIP Units, exceeds the Target Balance, then Liquidating Losses shall be allocated to such Partner to eliminate the disparity; provided, however, that if Liquidating Losses are insufficient to completely eliminate all such disparities, such losses shall be allocated among FV LTIP Units in a manner reasonably determined by the General Partner.

(iv)                              The parties agree that the intent of this subparagraph is (1) to the extent possible to make the liquidation value associated with each FV LTIP Unit the same as the liquidation value of a Common Unit, and (2) to allow conversion of a FV LTIP Unit (assuming it is a Vested LTIP Unit) when sufficient Liquidating Gains have been allocated to such FV LTIP Unit pursuant to clause (i) above or Net Loss, Operating Loss and/or Liquidating Loss have been allocated to Common Units under Section 1(b) subparagraph 1 of this Exhibit B so that either a FV LTIP Unit’s initial Book-Up Target has been reduced to zero or the parity described in subclause (1) above has been achieved.  The General Partner shall be permitted to interpret this Section and to amend this Agreement to the extent necessary and consistent with this intention.

(v)                                 If a Partner forfeits any FV LTIP Units to which Liquidating Gain has previously been allocated under clause (i) above, (1) the portion of such Partner’s Capital Account attributable to such Liquidating Gain allocated to such forfeited LTIP Units will be re-allocated to that Partner’s remaining FV LTIP Units that were outstanding on the date of the initial allocation of such Liquidating Gain, using a methodology similar to that described in clause (ii) above as reasonably determined by the General Partner, to the extent necessary to cause such Partner’s Economic Capital Account Balance attributable to each such FV LTIP Unit to equal the Common Unit Economic Balance and (2) such Partner’s Capital Account will be reduced by the amount of any such Liquidating Gain not re-allocated pursuant to the foregoing subclause (1) above.  Any such reductions in Capital Accounts pursuant to the foregoing subclause (2) shall be reallocated to the Common Units and LTIP Units pro rata, provided that the General Partner shall have the discretion to limit reallocations to LTIP Units in any manner the General Partner reasonably determines is necessary to prevent such LTIP Units from participating in Liquidating Gains realized prior to the issuance of such LTIP Units; and”

4.3                               Newly designated paragraph 6 (formerly paragraph 5) of Section 1(a) of Exhibit B to the Partnership Agreement shall be amended to read as follows:

“6.                                Thereafter, Operating Income to the holders of Common Units, FV LTIP

Units and AO LTIP Units pro rata in accordance with their Percentage Interests and any remaining Liquidating Gain after the special allocation provided in Section 1(a) paragraph 5 of this Exhibit B to the holders of Common Units, FV LTIP Units and Eligible AO LTIP Units in proportion to the Common Units, FV LTIP Units and Eligible AO LTIP Units held by such Partners; provided however that:  (i) in the event the cumulative distributions made to the holders of Common Units and LTIP Units with respect to such Units for such period and all prior periods exceed the cumulative Operating Income allocable to the holders of the Common Units and LTIP Units pursuant to subparagraph (a)(4) and this subparagraph (a)(6) for such period and all prior periods (before application of this proviso for such period), the Common Unit Reallocated Amount shall be reallocated to the holders of Common Units, FV LTIP Units and AO LTIP Units in accordance with their Percentage Interests; and (ii) Liquidating Gain allocable in respect of an Eligible AO LTIP Unit pursuant to this paragraph 6 shall not exceed the Eligible AO LTIP Units share of Liquidating Gain in excess of the amount necessary to cause the Common Unit Economic Balance to equal the Common Unit Economic Balance as of the date of issuance of the Eligible AO LTIP Unit, as adjusted for any LTIP Unit Adjustment Events.”

4.4                               The defined term “Common Unit Reallocated Amount” after newly designated paragraph 6 (formerly paragraph 5) of Section 1(a) of Exhibit B to the Partnership Agreement shall be amended to read as follows:

“The term “Common Unit Reallocated Amount” shall mean an amount equal to the difference between (I) the amount of Operating Income allocable to the Series B Preferred Units pursuant to subparagraph (a)(4) with respect to such fiscal year or other period, and (II) the product obtained by multiplying (A) the Percentage Interest represented by the Series B Preferred Units determined as if the Series B Preferred Units had been converted into Common Units, and (B) the sum of (i) the Operating Income allocable to the Series B Preferred Units pursuant to subparagraph (a)(4) with respect to such fiscal year or other period and (ii) the Operating Income allocable to the Common Units and LTIP Units pursuant to subparagraph (a)(6) with respect to such fiscal year or other period.  For purposes of clarity, amounts specially allocated in respect of LTIP Units pursuant to Section 2(g) shall not be taken into account in clause (ii) of this definition.  The Common Unit Reallocated Amount shall be calculated based on the amounts of Operating Income allocable under subparagraphs (a)(4) and (a)(6) prior to the application of the provisos contained in such subparagraphs with respect to such fiscal year or other period.”

4.5                               The defined term “Series B Preferred Unit Reallocated Amount” after the definition of “Common Unit Reallocated Amount” in Section 1(a) of Exhibit B to the Partnership Agreement shall be amended to read as follows:

“The term “Series B Preferred Unit Reallocated Amount” shall mean the difference between (I) the amount of Operating Income allocable to the Common Units and LTIP Units pursuant to subparagraph (a)(6) with respect to such fiscal year or other period, and (II) the product obtained by multiplying (A) the Percentage Interest represented by the Common Units (exclusive of the Common Units issuable in respect of the deemed conversion of the Series B Preferred Units as contemplated herein) and LTIP Units determined as if the Series B Preferred Units had been converted into Common Units, and (B) the sum of (i) Operating Income allocable to the Series B Preferred Units pursuant to subparagraph (a)(4) with respect to such fiscal year or other period and (ii) the Operating Income allocable to the Common Units and LTIP Units pursuant to this subparagraph (a)(6) with respect to such fiscal year or other period; provided, however, that to the extent the allocation of the Series B Preferred Unit Reallocated Amount to the holders of Series B Preferred Units would cause such holders on a cumulative basis to have been allocated Operating Income in excess of distributions, the Series B Preferred Unit Reallocated Amount shall be reduced by such excess. For purposes of clarity, amounts specially allocated in respect of LTIP Units pursuant to Section 2(g) shall not be taken into account in clauses (I) and (ii) of this definition.  The Series B Preferred Unit Reallocated Amount shall be calculated based on the amounts of Operating Income allocable pursuant to subparagraphs (a)(4) and (a)(6) prior to the application of the provisos contained in such subparagraphs with respect to such fiscal year or other period.”

4.6                               The paragraph beginning immediately after the definition of Series B Preferred Reallocated Amount in Section 1(a) of Exhibit B to the Partnership Agreement shall be amended to read as follows:

“It is the intention of the parties that the application of subparagraphs (a)(4) and (a)(6) above will result in corresponding return of capital distributions (per Unit) to the Series B Preferred Units (on an as-converted basis) and Common Units and LTIP Units (based on their respective Percentage Interests) on a cumulative basis and shall be applied and interpreted consistently therewith.”

4.7                               Section 1(b) of Exhibit B to the Partnership Agreement shall be amended to read as follows:

“Net Loss.  Except as otherwise provided herein, Operating Loss and Liquidating Loss of the Partnership for each fiscal year or other applicable period shall be allocated as follows:

1.                                      Subject to the prior application of Section 1(a)(5)(iii), first, Operating Loss shall be allocated to the holders of Common Units, Eligible FV LTIP Units and AO LTIP Units in proportion to their respective Percentage Interests, and Liquidating Loss shall be allocated to the holders of Common Units, Eligible FV LTIP Units and AO LTIP Units in proportion to the Common Units, Eligible FV LTIP Units and AO LTIP Units held by such Partners; provided that the Net Loss allocated in respect of a Common Unit, FV LTIP Unit or AO LTIP Unit pursuant to this Section 1(b)(1) shall not exceed the maximum amount of Net Loss that could be allocated in respect of such Unit without causing a holder of such Unit to have an Adjusted Capital Account Deficit determined as if the holder held only that Unit (and excluding for this purpose any increase in such Adjusted Capital Account Deficit for a holder’s actual obligation to fund a deficit Capital Account balance, including the obligation of an Obligated Partner to fund a deficit Capital Account balance pursuant to Section 7.8 hereof and also excluding for this purpose the balance of such holder’s Capital Account attributable to such holder’s Preferred Units, if any), provided further that (A) in the event the first proviso of this subparagraph 1 applies to limit an allocation of Net Loss in respect of an LTIP Unit, the Net Loss allocable to the LTIP Unit shall first be made out of Operating Loss to the extent the cumulative Operating Income in excess of cumulative Operating Loss allocated to that LTIP Unit exceeds cumulative distributions in respect of that LTIP Unit, and any remaining allocation of Net Loss to that LTIP Unit shall be made proportionately out of Operating Loss and Liquidating Loss, and (B) in the event the first proviso of this subparagraph 1 applies to limit an allocation of Net Loss in respect of a Common Unit, the Net Loss allocable to the Common Unit shall be made proportionately out of Operating Loss and Liquidating Loss remaining after the allocation of Net Loss in respect of LTIP Units as provided in clause (A);

2.                                      Second, Operating Loss and Liquidating Loss shall be allocated proportionately to the holders of Preferred Units in proportion to each such holder’s Capital Account balance in such Preferred Units, provided that the aggregate Operating Loss and Liquidating Loss allocated to a holder of Preferred Units pursuant to this Section (b)(2) shall not exceed the maximum amount of aggregate Operating Loss and Liquidating Loss that can be allocated without causing any holder of Preferred Units to have an Adjusted Capital Account Deficit (excluding for this purpose any increase to such Adjusted Capital Account Deficit for a holder’s actual obligation to fund a deficit Capital Account balance, including the obligation of an Obligated Partner to fund a deficit Capital Account Balance pursuant to Section 7.8 hereof);

3.                                      Third, Operating Loss and Liquidating Loss shall be allocated proportionately to the General Partner, until the General Partner’s Adjusted Capital Account Deficit (excluding for this purpose any increase to such Adjusted Capital Account Deficit for the obligation of the General Partner to actually fund a deficit Capital Account balance, including any deemed obligation pursuant to Regulation Section 1.704-1(b)(2)(ii)(c)) equals the excess of (i) the amount of Recourse Liabilities over (ii) the Aggregate Protected Amount;

4.                                      Fourth, Operating Loss and Liquidating Loss shall be allocated proportionately to the Obligated Partners, in proportion to their respective Protected Amounts, until such time as the Obligated Partners have been allocated an aggregate amount of Operating Loss and Liquidating Loss pursuant to this subparagraph (b)(4) equal to the Aggregate Protected Amount; and

5.                                      Thereafter, Operating Loss and Liquidating Loss shall be allocated proportionately to the General Partner.”

4.8                               Exhibit B to the Partnership Agreement shall be amended by newly designating Section 2(g) thereof as Section 2(i) and inserting the following new Sections 2(g) and 2(h):

“(g)                            Special Allocation to LTIP Units.  Items of gross income of the Partnership shall be specially allocated to a Partner in an amount necessary to eliminate any Adjusted Capital Account Deficit attributable to an LTIP Unit of such Partner.  Any such allocations shall be made first from items of income constituting Operating Income or Operating Loss, and only thereafter from items of income constituting Liquidating Gains or Liquidating Losses.  For purposes of determining the amount of gross income that must be specially allocated under this Section, the Partnership shall initially allocate all items amongst the Partners in accordance with the provisions of this Agreement, and only if a Partner has an Adjusted Capital Account Deficit after such initial allocation shall a special allocation be made pursuant to this Section and only in an amount equal to the excess gross income allocation needed to eliminate such Adjusted Capital Account Deficit taking into account the remaining Net Income that will be allocated to such Partner after applying the other provisions of this Exhibit B.

(h)                                 Special Allocation upon Conversion of FV LTIP Units or AO LTIP Units.  After a Partner’s conversion of an AO LTIP Unit into a fraction of a Common Unit, the Partnership will specially allocate Liquidating Gain and Liquidating Loss to the Partners until and in a manner that causes, as promptly as practicable, the portion of the Economic Capital Account Balance of the Partner converting the AO LTIP Unit that is attributable to the fraction of a Common Unit received upon the conversion to equal the Common Unit Economic Balance multiplied by a fraction equal to the fraction of the Common Unit issued in the conversion.  After the conversion of an FV LTIP Unit into a Common Unit (or fraction thereof), the Partnership will specially allocate Liquidating Gain and Liquidating Loss to the Partners until and in a manner that causes, as promptly as practicable, the portion of such Partner’s Economic Capital Account Balance attributable to the Common Unit (or fraction thereof) received upon conversion to equal the Common Unit Economic Balance (or in the case where a fractional Common Unit is received on conversion, the Common Unit Economic Balance multiplied by a fraction equal to the fraction of the Common Unit issued in the conversion).”

4.9                               Section 4 of Exhibit B to the Partnership Agreement shall be amended to read as follows:

“Allocations Upon Final Liquidation.

With respect to the fiscal year in which the final liquidation of the Partnership occurs in accordance with Section 7.2 of the Agreement, and notwithstanding any other provision of Sections 1, 2, or 3 hereof, items of Partnership income, gain, loss and deduction shall be specially allocated to the Preferred Units in a manner necessary to cause the Partners’ capital accounts attributable to their Preferred Units to equal the amounts that will be distributed in respect of the Preferred Units under Section 7.2.  Any such allocations shall be made first from items of income constituting Operating Income or Operating Loss, and only thereafter from items of income constituting Liquidating Gains or Liquidating Losses. “

SECTION 5.                                                 ISSUANCE OF LTIP UNITS.

5.1                               ARTICLE VIII of the Partnership Agreement shall be amended by adding the following new Section 8.5:

“8.5                         Issuance of LTIP Units.

The General Partner, in its sole and absolute discretion, is hereby authorized without the approval of the Limited Partners or any other Person to cause the Partnership from time to time to issue to any Person providing services to or for the benefit of the Partnership, which may include Partners, LTIP Units in one or more classes, or one or more series of any of such classes, with such designations, preferences, and relative, participating, optional or other special rights, powers and duties as shall be determined by the General Partner in its sole and absolute discretion subject to the Act and Delaware law, including, without limitation, (i) the rights of each such class or series of Partnership Units to an allocation of Net Income or Net Loss (or items thereof) to each such class or series of Partnership Units; (ii) the rights of each such class or series of Partnership Units to share in Partnership distributions; (iii) the rights of each such class or series of Partnership Units upon dissolution and liquidation of the Partnership; and (iv) the right to vote, if any, of each such class or series of Partnership Units; provided that (A) LTIP Units of any series (other than “Appreciation Only Long Term Incentive Plan Units” or “AO LTIP Units” and “Full Value Long Term Incentive Plan Units” or “FV LTIP Units”, the rights, powers, privileges, restrictions, qualifications and limitations of which are set forth in Schedule H hereto) shall not disproportionately affect any one Common Unitholder or group of Common Unitholders, and (B) no such additional Partnership Units or other partnership interests shall be issued to the General Partner or the Public REIT or any direct or indirect wholly or partly-owned subsidiary of the Public REIT, unless, in the case of clause (B), the additional partnership interests are issued in connection with the grant, award or issuance of REIT Shares or New Securities that have designations, preferences and other rights such that the economic interests attributable to such REIT Shares or New Securities are substantially similar to the designations, preferences and other rights of the additional partnership interests issued to the General Partner or the Public REIT or any direct or indirect wholly or partly-owned subsidiary of the Public REIT (as appropriate).  The General Partner’s determination that the consideration is adequate shall be conclusive insofar as the adequacy of consideration relates to whether the partnership interests are validly issued and paid.  The General Partner shall be authorized on behalf of each of the Partners to amend this Agreement to reflect the admission of any Additional Partner in accordance with the provisions of this Section 8.5 in the event that the General Partner deems such amendment to be desirable.  The provisions of Section 13.12 of the Partnership Agreement shall apply to the issuance of LTIP Units.”

SECTION 6.                                                 MISCELLANEOUS.

6.1                               Other Provisions Unaffected.  Except as expressly amended hereby, the Partnership Agreement shall remain in full force and effect in accordance with its terms.

6.2                               Counterparts.  This Amendment may be executed in counterparts, each of which shall be an original and all of which together shall constitute the same document.

[Signature Pages Follow]

GGP, INC.,

a Delaware Corporation

By:	/s/ SHOBI KHAN
	Name:	Shobi Khan
	Title:	Executive Vice President and Chief Operating Officer

MAJORITY-IN-INTEREST OF LIMITED PARTNERS

M.B. CAPITAL PARTNERS III, a South Dakota

general partnership

By:	GENERAL TRUST COMPANY, not
individually but solely as Trustee of Martin Investment Trust G, a partner

	By:	/s/ E. MICHAEL GREAVES
		Name:	E. Michael Greaves
		Title:	Vice President

MATTHEW BUCKSBAUM REVOCABLE TRUST

By:	General Trust Company, not
Individually but solely as Trustee

	By:	/s/ E. MICHAEL GREAVES
		Name:	E. Michael Greaves
		Title:	Vice President

SCHEDULE H

1.1                               Designation.  A class of Partnership Units in the Partnership designated as “LTIP Units” is hereby established.  LTIP Units are intended to qualify as “profits interests” in the Partnership.  Two initial series of LTIP Units designated as “AO LTIP Units” and “FV LTIP Units,” respectively, are hereby established.  The number of LTIP Units, AO LTIP Units and FV LTIP Units that may be issued by the Partnership shall not be limited.

1.2                               Vesting.  LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of an award, vesting or other similar agreement (a “Vesting Agreement”). The terms of any Vesting Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by the terms of any Stock Plan pursuant to which the LTIP Units are issued, if applicable.  LTIP Units that have vested and are no longer subject to forfeiture under the terms of a Vesting Agreement are referred to as “Vested LTIP Units;” all other LTIP Units are referred to as “Unvested LTIP Units.”

1.3                               Forfeiture or Transfer of Unvested LTIP Units.  Unless otherwise specified in the relevant Vesting Agreement, upon the occurrence of any event specified in a Vesting Agreement resulting in either the forfeiture of any LTIP Units or the repurchase thereof by the Partnership at a specified purchase price, then, upon the occurrence of the circumstances resulting in such forfeiture or repurchase by the Partnership, the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose or as transferred to the Partnership. Unless otherwise specified in the relevant Vesting Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with a record date prior to the effective date of the forfeiture.

1.4                               Legend.  Any certificate evidencing an LTIP Unit shall bear an appropriate legend indicating that additional terms, conditions and restrictions on transfer, including without limitation provisions set forth in the Vesting Agreement, apply to the LTIP Unit.

1.7                               Adjustments.  If an LTIP Unit Adjustment Event (as defined below) occurs, then the General Partner shall make a corresponding adjustment to the LTIP Units to maintain the same correspondence between Common Units and LTIP Units as existed prior to such LTIP Unit Adjustment Event.  The following shall be “LTIP Unit Adjustment Events:” (A) the Partnership makes a distribution on all outstanding Common Units in Units, (B) the Partnership subdivides the outstanding Common Units into a greater number of Units or combines the outstanding Common Units into a smaller number of Units, or (C) the Partnership issues any Units in exchange for its outstanding Common Units by way of a reclassification or recapitalization.  If more than one LTIP Unit Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every LTIP Unit Adjustment Event as if all LTIP Unit Adjustment Events occurred simultaneously.  If the Partnership takes an action affecting the Common Units other than actions specifically described above as LTIP Unit Adjustment Events and in the opinion of the General

Partner such action would require an adjustment to the LTIP Units to maintain the correspondence between Common Units and LTIP Units as it existed prior to such action, the General Partner shall make such adjustment to the LTIP Units, to the extent permitted by law and by the terms of any Vesting Agreement or plan pursuant to which the LTIP Units have been issued, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances to maintain such correspondence.  If an adjustment is made to the LTIP Units as herein provided, the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing such certificate, the Partnership shall mail a notice to each holder of LTIP Units setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment.

1.8                               Right to Convert LTIP Units into Common Units.

(a)                                 A holder of LTIP Units shall have the right (the “LTIP Unit Conversion Right”), at his or her option, at any time to convert all or a portion of his or her Vested LTIP Units as follows:

(1)         an AO LTIP Unit that that has become a Vested LTIP Unit may be converted into a number (or fraction thereof) of fully paid and non-assessable Common Units, giving effect to all adjustments (if any) made pursuant to Section 1.7 equal to the AO LTIP Conversion Factor (as defined below); and

(2)         a FV LTIP Unit that that has become a Vested LTIP Unit may be converted into a number (or fraction thereof) of fully paid and non-assessable Common Units, giving effect to all adjustments (if any) made pursuant to Section 1.7 equal to the FV LTIP Conversion Factor (as defined below);

“AO LTIP Conversion Factor” shall mean the quotient of (i) the excess of the Common Unit Economic Balance as of the date of conversion (assuming for this purpose the Gross Asset Values of the Partnership’s assets are adjusted pursuant to subsection (b) of the definition of Gross Asset Value as of the conversion date) over the AO LTIP Unit Participation Threshold (as defined below) for such Vested AO LTIP Unit, divided by (ii) the Common Unit Economic Balance as of the date of conversion (assuming for this purpose the Gross Asset Values of the Partnership’s assets are adjusted pursuant to subsection (b) of the definition of Gross Asset Value as of the conversion date).

“AO LTIP Unit Participation Threshold” shall mean, for each AO LTIP Unit, the amount specified as such in the relevant Vesting Agreement or other documentation pursuant to which such AO LTIP Unit is granted.  The AO LTIP Unit Participation Threshold of an AO LTIP Unit is intended to be the Common Unit Economic Balance as of the date of issuance of such AO LTIP Unit, assuming the Gross Asset Values of the Partnership’s assets are adjusted pursuant to subsection (b) of the definition of Gross Asset Value at such time.

Holders of LTIP Units shall not have the right to convert Unvested LTIP Units into Common Units until they become Vested LTIP Units; provided, however, that when a holder of LTIP Units is notified of the expected occurrence of an event that will cause his or her Unvested LTIP Units to become Vested LTIP Units, such Person may give the Partnership an LTIP Unit Conversion Notice conditioned upon and effective as of the time of vesting, and such LTIP Unit Conversion Notice, unless subsequently revoked by the holder of the LTIP Units, shall be accepted by the Partnership subject to such condition

“FV LTIP Conversion Factor” shall mean the quotient of (i) the Economic Capital Account Balance attributable to the FV LTIP Unit being converted as of the date of conversion, divided by (ii) the Common Unit Economic Balance as of the date of conversion, provided that if the Economic Capital Account Balance attributable to an FV LTIP Unit has at any time reached an amount equal to the Common Unit Economic Balance determined as of such time, the FV LTIP Conversion Factor for such FV LTIP Unit shall never exceed one (1).

(b)                                 In order to exercise his or her LTIP Unit Conversion Right, a Holder of LTIP Units shall deliver a notice (an “LTIP Unit Conversion Notice”) in the form attached as Exhibit X hereto not less than 10 nor more than 60 days prior to a date (the “LTIP Unit Conversion Date”) specified in such LTIP Unit Conversion Notice.  Each holder of LTIP Units covenants and agrees with the Partnership that all Vested LTIP Units to be converted pursuant to this Section 1.8 shall be free and clear of all liens.

1.9                               Forced Conversion by the Partnership into Common Units.

(a)                                 The Partnership may cause Vested LTIP Units to be converted (a “LTIP Unit Forced Conversion”) into Common Units as follows:

(1)         at any time after the AO LTIP Unit Forced Conversion Date (as defined below), an AO LTIP Unit that has become a Vested LTIP Unit may be converted by the Partnership into a number (or fraction thereof) of fully paid and non-assessable Common Units, giving effect to all adjustments (if any) made pursuant to Section 1.7 equal to the AO LTIP Conversion Factor (as defined above), subject to Section 1.12; and

(2)         a FV LTIP Unit that that has become a Vested LTIP Unit and the Book-Up Target of which is zero may be converted into a number (or fraction thereof) of fully paid and non-assessable Common Units, giving effect to all adjustments (if any) made pursuant to Section 1.7 equal to the FV LTIP Conversion Factor (as defined above), subject to Section 1.12;

“AO LTIP Unit Forced Conversion Date” shall mean, for each AO LTIP Unit, the date specified as such herein or in the relevant Vesting Agreement or other documentation pursuant to which such AO LTIP Unit is granted.

(b)                                 In order to exercise its right to cause an LTIP Unit Forced Conversion, the Partnership shall deliver a notice (a “LTIP Unit Forced Conversion Notice”) in the form attached as Exhibit Y hereto to the applicable Holder not less than 10 nor more than 60 days prior to the LTIP Unit Conversion Date specified in such LTIP Unit Forced Conversion Notice. A Forced LTIP Unit Conversion Notice shall be provided in the manner in which notices are generally to be provided in accordance with the Partnership Agreement.  Each holder of LTIP Units covenants and agrees with the Partnership that all Vested LTIP Units to be converted pursuant to this Section 1.9 shall be free and clear of all liens.

1.10                        Conversion Procedures.  Subject to any redemption of Common Units to be received upon the conversion of Vested LTIP Units pursuant to Section 1.13, a conversion of Vested LTIP Units for which the Holder thereof has given an LTIP Unit Conversion Notice or for which the Partnership has given a LTIP Unit Forced Conversion Notice shall occur automatically after the close of business on the applicable LTIP Unit Conversion Date without any action on the part of such Holder of LTIP Units, as of which time such Holder of LTIP Units shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of Common Units issuable upon such conversion. After the conversion of LTIP Units as aforesaid, the Partnership shall deliver to such Holder of LTIP Units, upon his or her written request, a certificate of the General Partner certifying the number of Common Units and remaining LTIP Units, if any, held by such Person immediately after such conversion.

1.11                        Treatment of Capital Account.  For purposes of making future allocations under the Partnership Agreement, reference to a Partner’s portion of its Economic Capital Account Balance attributable to his or her LTIP Units shall exclude, after the date of conversion of any of its LTIP Units, the portion of such Partner’s Economic Capital Account Balance attributable to the converted LTIP Units.

1.12                        Mandatory Conversion in Connection with a Capital Transaction.

(a)                                 If the Partnership, the General Partner or the Public REIT shall be a party to any transaction (including without limitation a merger, consolidation, unit exchange, self tender offer for all or substantially all Common Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any transaction which constitutes an LTIP Unit Adjustment Event) as a result of which Common Units shall be exchanged for or converted into the right, or the Holders of Common Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (any such transaction being referred to herein as a “Capital Transaction”), then the General Partner shall, immediately prior to the Capital Transaction, exercise its right to cause an LTIP Unit Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Capital Transaction or that would occur in connection with the Capital Transaction if the assets of the Partnership were sold at the Capital Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Common Units in the context of the Capital Transaction (in which case the LTIP Unit Conversion Date shall be the effective date of the Capital Transaction and the conversion shall occur immediately prior to the effectiveness of the Capital Transaction).

(b)                                 In anticipation of such LTIP Unit Forced Conversion and the consummation of the Capital Transaction, the Partnership shall use commercially reasonable efforts to cause each Holder of LTIP Units to be afforded the right to receive in connection with such Capital Transaction in consideration for the Common Units into which his or her LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Capital Transaction by a Holder of the same number of Common Units, assuming such Holder of Common Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an Affiliate of a Constituent Person.  In the event that Holders of Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Capital Transaction, prior to such Capital Transaction the General Partner shall give prompt written notice to each Holder of LTIP Units of such election, and shall use commercially reasonable efforts to afford such holders the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such Holder into Common Units in connection with such Capital Transaction.  If a Holder of LTIP Units fails to make such an election, such Holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held by him or her (or by any of his or her transferees) the same kind and amount of consideration that a Holder of a Common Unit would receive if such holder of Common Units failed to make such an election.

(c)                                  Subject to the rights of the Partnership and the General Partner under the relevant Vesting Agreement and the terms of any Stock Plan under which LTIP Units are issued, the Partnership shall use commercially reasonable efforts to (i) cause the terms of any Capital Transaction to be consistent with the provisions of this Section 1.12, and (ii) in the event LTIP Units are not converted into Common Units in connection with the Capital Transaction (including pursuant to Section 1.12(a) above), but subject to the rights of the General Partner and the Partnership set forth in Section 1.15(b)(ii) below to the extent that they can act without the consent of Holders of LTIP Units, enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of those Holders of LTIP Units whose LTIP Units will not be converted into Common Units in connection with the Capital Transaction that, to the extent compatible with the interests of the Common Unitholders and the shareholders of the Public REIT, (A) contains reasonable provisions designed to allow such Holders to subsequently convert their LTIP Units, if and when eligible for conversion, into securities as comparable as reasonably possible under the circumstances to the Common Units, and (B) preserves as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights of such Holders.

1.13                        Redemption Right of LTIP Unit Limited Partners.

(a)                                 LTIP Units will not be redeemable at the option of the Partnership; provided, however, that the foregoing shall not prohibit the Partnership (i) from repurchasing LTIP Units from the Holder thereof if and to the extent that such Holder agrees to sell such LTIP Units or (ii) from exercising the right to cause a LTIP Unit Forced Conversion.

(b)                                 Except as otherwise set forth in the relevant Vesting Agreement or other  separate agreement entered into between the Partnership and a LTIP Unit Limited Partner, and subject to the terms and conditions set forth herein or in the Partnership Agreement, on or at any time after the applicable LTIP Unit Conversion Date each LTIP Unit Limited Partner will have the right (the “LTIP Unit Redemption Right”) to require the Partnership to redeem all or a portion of the Common Units into which such LTIP Unit Limited Partner’s LTIP Units were converted (such Common Units being hereafter referred to as “Tendered Units”) in exchange for the Cash Amount (as defined below), unless the terms of this Agreement, the relevant Vesting Agreement or other separate agreement entered into between the Partnership and the LTIP Unit Limited Partner expressly provide that such Common Units are not entitled to the LTIP Unit Redemption Right.  The term “Cash Amount” shall mean, with respect to Tendered Units, an amount of cash equal to the product of (i) the Current Per Share Market Price as of the date on which the Company receives the applicable LTIP Unit Redemption Notice (as defined below) multiplied by (ii) the number of Tendered Units, and then divided by (iii) the Conversion Factor.  Any LTIP Unit Redemption Right shall be exercised pursuant to a LTIP Unit Redemption Notice (as defined below) delivered to the General Partner by the LTIP Unit Limited Partner who is exercising the right (the “Tendering Partner”).  Any Common Units redeemed by the Partnership pursuant to this Section 1.13 shall be cancelled upon such redemption.

(c)                                  In order to exercise his or her LTIP Unit Redemption Right, a Tendering Partner shall deliver a notice (an “LTIP Unit Redemption Notice”) in the form attached as Exhibit Z hereto.  Redemption and payment of the Cash Amount will occur within 30 days after receipt by the General Partner of a LTIP Unit Redemption Notice (the “Specified LTIP Unit Redemption Date”).

(d)                                 Notwithstanding the provisions of Section 1.13(c) above, if a holder of LTIP Units has delivered to the General Partner a LTIP Unit Redemption Notice then the Public REIT may, in its sole and absolute discretion, elect to assume and satisfy the Partnership’s redemption obligation and acquire some or all of the

Tendered Units from the Tendering Partner in exchange for the REIT Shares Amount (as defined below) and, if the Public REIT so elects, the Tendering Partner shall sell such number of Tendered Units to the Public REIT in exchange for the REIT Shares Amount.  In such event, the Tendering Partner shall have no right to cause the Partnership to redeem such Tendered Units for the Cash Amount.  The term “REIT Shares Amount” shall mean, with respect to Tendered Units as of a particular date, a number of REIT Shares equal to the quotient of (x) the number of Tendered Units divided by (y) the Conversion Factor in effect on such date with respect to such Tendered Units.  The Tendering Partner shall submit (i) such information, certification or affidavit as the Public REIT may reasonably require in connection with the application of any applicable ownership limit with respect to REIT Shares to any such acquisition and (ii) such written representations, investment letters, legal opinions or other instruments necessary, in the Public REIT’s view, to effect compliance with the Securities Act.  The REIT Shares Amount, if applicable, shall be delivered as duly authorized, validly issued, fully paid and nonassessable REIT Shares and free of any pledge, lien, encumbrance or restriction, other than those provided in the Charter, the Securities Act, relevant state securities or blue sky laws and any applicable agreements with respect to such REIT Shares entered into by the Tendering Partner.  Notwithstanding any delay in such delivery (but subject to Section 1.13(e)), the Tendering Partner shall be deemed the owner of such REIT Shares for all purposes, including without limitation, rights to vote or consent, and receive dividends, as of the Specified LTIP Unit Redemption Date.  In addition, the REIT Shares for which the Tendered Units might be exchanged shall also bear all legends deemed necessary or appropriate by the Public REIT.  Neither any Tendering Partner whose Tendered Units are acquired by the Public REIT pursuant to this Section 1.13(d), any Partner, any assignee or permitted transferee nor any other interested Person shall have any right to require or cause the Public REIT to register, qualify or list any REIT Shares owned or held by such Person with the Commission, with any state securities commissioner, department or agency, under the Securities Act or with any stock exchange, unless subject to a separate written agreement pursuant to which the Public REIT has granted registration or similar rights to any such Person.

(e)                                  Each Tendering Partner covenants and agrees with the General Partner that all Tendered Units shall be delivered to the General Partner free and clear of all liens, claims and encumbrances whatsoever and should any such liens, claims and/or encumbrances exist or arise with respect to such Tendered Units, the General Partner shall be under no obligation to acquire the same. Each Tendering Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Tendered Units to the General Partner (or its designee), such Tendering Partner shall assume and pay such transfer tax.

(f)                                   Notwithstanding the provisions of Section 1.13(b), Section 1.13(c), Section 1.13(d) or any other provision of the Partnership Agreement, a Limited Partner (i) shall not be entitled to effect the LTIP Unit Redemption Right for cash or in exchange for REIT Shares to the extent the ownership of or right to acquire REIT

Shares pursuant to such exchange by such Partner on the Specified Redemption Date could cause such Partner or any other Person to violate any of the restrictions on ownership and transfer of REIT Shares set forth in the Charter and (ii) shall have no rights under this Agreement to acquire REIT Shares which would otherwise be prohibited under the Charter. To the extent any attempted redemption or exchange for REIT Shares would be in violation of this Section 1.13(f), it shall be null and void ab initio and such Limited Partner shall not acquire any rights or economic interest in the cash otherwise payable upon such redemption or the REIT Shares otherwise issuable upon such exchange.

(g)                                  Notwithstanding anything herein to the contrary (but subject to Section 1.13(f)), with respect to any redemption or exchange for REIT Shares pursuant to this Section 1.13: (i) without the consent of the General Partner otherwise, each Tendering Partner may effect the Redemption Right only one time in each fiscal quarter; (ii) without the consent of the General Partner otherwise, each Tendering Partner may not effect the Redemption Right for fewer than 1,000 Common Units or, if the Tendering Partner holds fewer than 1,000 Common Units, all of the Common Units held by such Tendering Partner; (iii) without the consent of the General Partner otherwise, each Limited Partner may not effect the Redemption Right during the period after the record date established in accordance with the Partnership Agreement for the distribution of cash to Common Unitholders with respect to a distribution and before the record date established by the Public REIT for a distribution to its common stockholders of some or all of its portion of such distribution; (iv) the consummation of any redemption or exchange for REIT Shares shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (v) each Tendering Partner shall continue to own all Common Units subject to any redemption or exchange for REIT Shares, and be treated as a Limited Partner with respect to such Common Units for all purposes of this Agreement, until such Common Units are either paid for by the Partnership pursuant to Section 1.13(b) or transferred to the Public REIT and paid for by the issuance of the REIT Shares, pursuant to Section 1.13(d) on the Specified Redemption Date. Until a Specified Redemption Date, the Tendering Partner shall have no rights as a stockholder of the Public REIT with respect to such Tendering Partner’s Common Units.

(h)                                 Notwithstanding anything herein to the contrary (but subject to Section 1.8), a Holder of LTIP Units may deliver a LTIP Unit Redemption Notice relating to Common Units that will be issued to such Holder upon conversion of LTIP Units into Common Units pursuant to Section 1.8 in advance of the LTIP Unit Conversion Date; provided, however, that the redemption of such Common Units by the Partnership shall in no event take place until the LTIP Unit Conversion Date.  For clarity, it is noted that the objective of this Section 1.13(h) is to put a holder of LTIP Units in a position where, if he or she so wishes, the Common Units into which his or her Vested LTIP Units will be converted can be redeemed by the Partnership simultaneously with such conversion, with the further consequence that, if the Public REIT elects to assume the Partnership’s redemption obligation with respect to such Common Units under Section 1.13(d) by delivering to such holder REIT Shares rather than cash, then such holder can have such REIT Shares issued to him or her simultaneously with the conversion of his or her Vested LTIP Units into Common Units. The General Partner shall cooperate with a Holder of LTIP Units to coordinate the timing of the different events described in the foregoing sentence.

1.14                        Voting Rights.  Except as provided in Section 1.15, holders of LTIP Units shall not have the right to vote on any matters submitted to a vote of the Limited Partners.

1.15                        Special Approval Rights.  Holders of LTIP Units shall only (a) have those voting rights required from time to time by non-waivable provisions of Delaware law, if any, and (b) have the limited voting rights expressly set forth in this Section 1.15. The General Partner and/or the Partnership shall not, without the affirmative vote of Holders of more than 50% of the then outstanding LTIP Units affected thereby, given in person or by proxy, either in writing or at a meeting (voting separately as a class), take any action that would materially and adversely alter, change, modify or amend, whether by merger, consolidation or otherwise, the rights, powers or privileges of such LTIP Units, subject to the following exceptions: (i) no separate consent of the Holders of LTIP Units will be required if and to the extent that any such alteration, change, modification or amendment would, in a ratable and proportional manner, alter, change, modify or amend the rights, powers or privileges of the Common Units; (ii) a merger, consolidation or other business combination or reorganization of the Partnership, the General Partner, the Public REIT or any of their Affiliates shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the LTIP Units so long as either: (w) the LTIP Units that are then eligible for conversion are converted into Common Units immediately prior to the effectiveness of the transaction; or (x) the Holders of LTIP Units either will receive, or will have the right to elect to receive, for each LTIP Unit an amount of cash, securities, or other property equal to the amount of cash, securities or other property that would be paid in respect of such LTIP Unit had it been converted into a number of Common Units (or fraction of a Common Unit, as applicable under the terms of such LTIP Units) immediately prior to the transaction, but only if it was eligible to be so converted; (y) the LTIP Units remain outstanding with their terms materially unchanged; or (z) if the Partnership is not the surviving entity in such transaction, the LTIP Units are exchanged for a security of the surviving entity with terms that are materially the same with respect to rights to allocations, distributions, redemption, conversion and voting as the LTIP Units; (iii) any creation or issuance of Partnership Units (whether ranking junior to, on a parity with or senior to the LTIP Units in any respect), which either (x) does not require the consent of the Holders of Common Units or (y) is authorized by the Holders of Common Units shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the LTIP Units; and (iv) any waiver by the Partnership of restrictions or limitations applicable to any outstanding LTIP Units with respect to any holder or holders thereof shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the LTIP Units with respect to other holders.  The foregoing voting provisions will not apply if, as of or prior to the time when the action with respect to which such vote would otherwise be required will be taken or be effective, all outstanding LTIP Units shall have been converted and/or redeemed, or provision is made for such redemption and/or conversion to occur as of or prior to such time.

1.17                        Limited Partners’ Rights to Transfer.

(a)                                 Subject to the terms of the relevant Vesting Agreement or other document pursuant to which LTIP Units are granted, except in connection with the exercise of a LTIP Unit Redemption Right pursuant to Section 1.13, a Limited Partner (other than the Company) may not transfer all or any portion of his or her LTIP Units without the prior written consent of the General Partner, which consent may be given or withheld in the General Partner’s sole and absolute discretion.

(b)                                 If a holder of LTIP Units is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all of the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of his, her or its Partnership Interest.  “Incapacity” or “Incapacitated” means, (i) as to any LTIP Unit Limited Partner who is an individual, death, total physical disability or entry by a court of competent jurisdiction of an order adjudicating him or her incompetent to manage his or her Person or estate; (ii) as to any Partner that is an estate, the distribution by the fiduciary of the estate of its entire interest in the Partnership; (iii) as to any trustee of a trust which is a LTIP Unit Limited Partner, the termination of the trust (but not the substitution of a new trustee) or (iv) as to any LTIP Unit Limited Partner, the bankruptcy of such LTIP Unit Limited Partner.

[End of text]

EXHIBIT X

Notice of Election by Partner to Convert LTIP Units into Common Units

The undersigned holder of LTIP Units hereby irrevocably elects to convert the number of Vested LTIP Units in GGP Limited Partnership (the “Partnership”) set forth below into Common Units in accordance with the terms of the Third Amended and Restated Agreement of Limited Partnership of the Partnership, as amended.

The undersigned hereby represents, warrants, and certifies that the undersigned: (a) has title to such LTIP Units, free and clear of the rights or interests of any other Person other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such LTIP Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such conversion.

In accordance with the terms of the Third Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, the holder of LTIP Units being converted is obligated, in the event any state or local property transfer tax is payable as a result of such conversion, to assume and pay such transfer tax.

Name of Holder:

Number of AO LTIP Units to be Converted:

Number of FV LTIP Units to be Converted:

(Signature of Holder: Sign Exact Name as Registered with Partnership)

(Street Address)

(City)	(State)	(Zip Code)

EXHIBIT Y

Notice of Election by Partnership to Force Conversion of LTIP Units into Common Units

GGP Limited Partnership (the “Partnership”) hereby irrevocably elects to cause the number of LTIP Units held by the holder of LTIP Units set forth below to be converted into Common Units in accordance with the terms of the Third Amended and Restated Agreement of Limited Partnership of the Partnership, as amended.

To the extent that LTIP Units held by the holder are not free and clear of all liens, claims and encumbrances, or should any such liens, claims and/or encumbrances exist or arise with respect to such LTIP Units, the Common Units into which such LTIP Units are converted shall continue to be subject thereto.

In accordance with the terms of the Third Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, the holder of LTIP Units being converted is obligated, in the event any state or local property transfer tax is payable as a result of such conversion, to assume and pay such transfer tax.

Name of Holder:

Number of AO LTIP Units to be Converted:

Number of FV LTIP Units to be Converted:

Conversion Date:

EXHIBIT Z

Notice of Redemption

The undersigned Limited Partner hereby irrevocably (i) redeems                      Common Units in GGP Limited Partnership in accordance with the terms of the Third Amended and Restated Agreement of Limited Partnership of the Partnership, as amended (the “Agreement”) and the LTIP Unit Redemption Right referred to in Schedule H thereof; (ii) surrenders such Common Units and all right, title and interest therein; and (iii) directs that the Cash Amount or REIT Shares Amount (as determined by the General Partner) deliverable upon exercise of the LTIP Unit Redemption Right be delivered to the address specified below, and if REIT Shares are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.

The undersigned hereby represents, warrants, and certifies that the undersigned (a) has marketable and unencumbered title to such Common Units, free and clear of the rights or interests of any other Person; (b) has the full right, power, and authority to redeem and surrender such Common Units as provided herein; and (c) has obtained the consent or approval of all Persons, if any, having the right to consent or approve such redemption and surrender.

In accordance with the terms of the Third Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, the holder of LTIP Units being redeemed is obligated, in the event any state or local property transfer tax is payable as a result of such redemption, to assume and pay such transfer tax.

All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Agreement.

Dated:

Name of Limited Partner:

(Signature of Holder: Sign Exact Name as Registered with Partnership)

(Street Address)

(City)	(State)	(Zip Code)

If REIT Shares are to be issued, issue to:

Name:

Please insert social security or tax ID number: